Exhibit 10YY

SECOND AMENDMENT TO
PURCHASE AND SALE CONTRACT

            THIS SECOND AMENDMENT TO PURCHASE AND SALE CONTRACT (this "Second Amendment") is made and entered into this 23rd day of November, 2009 (the "Second Amendment Date"), by and among THE NEW FAIRWAYS, L.P., a Delaware limited partnership, having an address at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237 ("Seller") and LANDBANC CAPITAL, INC., an Arizona corporation, having a principal address at 9595 Wilshire Blvd., Suite 900, Beverly Hills, California  90212 ("Purchaser").

RECITALS:

            WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Contract, dated October 19, 2009, as amended by that certain First Amendment to Purchase and Sale Contract, dated November 20, 2009 (as amended, the "Contract"), for certain real property situated in the County of Collin, State of Texas, commonly known as The Fairways Apartments, and more specifically described in the Contract (the "Property"); and

            WHEREAS, Seller and Purchaser desire to amend the Contract on the terms and conditions set forth below.

AGREEMENT:

            NOW, THEREFORE, in consideration of the mutual covenants set forth in the Contract and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree to amend the Contract as follows:

1.                  Purchase Price.  The Purchase Price in Section 2.2 of the Contract is reduced by $100,000.00, and all references to Purchase Price are hereby amended and restated as $11,650,000.00 rather than $11,750,000.00.

2.                  Initial Deposit.  In consideration of Seller's execution of this Second Amendment, Purchaser acknowledges that the Initial Deposit will be non-refundable under all circumstances other than (i) a default by Seller pursuant to Section 10.2 of the Contract, or (ii) an event of condemnation or eminent domain pursuant to Article XII of the Contract.

3.                  Feasibility Period.  Section 3.1 of the Contract is hereby amended and restated in its entirety as follows:

"3.1      Feasibility Period.  Subject to the terms of Sections 3.3 and 3.4 and the rights of Tenants under the Leases, from the Effective Date to and including December 18, 2009 (the "Feasibility Period"), Purchaser, and its agents, contractors, engineers, surveyors, attorneys, and employees (collectively, "Consultants") shall, at no cost or expense to Seller, have the right from time to time to enter onto the Property to conduct and make any and all customary studies, tests, examinations, inquiries, inspections and investigations of or concerning the Property, review the Materials and otherwise confirm any and all matters which Purchaser may reasonably desire to confirm with respect to the Property and Purchaser's intended use thereof (collectively, the "Inspections")."

4.                  Expiration of Feasibility Period.  The second sentence in Section 3.2 is hereby deleted in its entirety and replaced with the following sentence:

"If Purchaser provides such notice, this Contract shall terminate and be of no further force and effect subject to and except for the Survival Provisions."

5.                  Closing Date.  The first sentence of Section 5.1 of the Contract is hereby amended and restated in its entirety as follows:

"The Closing shall occur on the date that is 30 days after Purchaser's receipt of Lender's approval of the Loan Assumption and Release at the time set forth in Section 2.2.4 (the "Closing Date") through an escrow with Escrow Agent, whereby Seller, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means; provided, however, that in no event shall the Closing Date be a date later than January 18, 2010."

6.                  General Provisions.  The following provisions shall apply with respect to this Second Amendment:

(a)                Except as modified herein, the Contract is in full force and effect and is hereby ratified by Purchaser and Seller.

(b)               Capitalized terms not defined herein shall have the same meaning as set forth in the Contract.

(c)                In the event of any conflict between the Contract and this First Amendment, the terms and conditions of this Second Amendment shall control.

(d)               This Second Amendment may be executed in counterparts, each of which (or any combination of which) when signed by all of the parties shall be deemed an original, but all of which when taken together shall constitute one agreement.  Executed copies hereof may be delivered by telecopier or electronic mail and upon receipt shall be deemed originals and binding upon the parties hereto, and actual originals shall be promptly delivered thereafter.

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            NOW, THEREFORE, the parties hereto have executed this Second Amendment as of the Second Amendment Date.

SELLER:

THE NEW FAIRWAYS, L.P.,

a Delaware limited partnership

By:       DAVIDSON GROWTH PLUS GP

            LIMITED PARTNERSHIP,

            a Delaware limited partnership,

            its general partner

            By:       DAVIDSON GROWTH PLUS GP

                        CORPORATION,

                        a Delaware corporation,

                        its general partner

                        By: /s/John Spiegleman

                        Name:  John Spiegleman

                        Title:  Senior Vice President

[Purchaser's signature page to follow]

PURCHASER:

LANDBANC CAPITAL, INC.

an Arizona corporation

By: /s/Larison Clark

Name: Larison Clark

Title:     President